As filed with the S.E.C. on December 27, 1996
--------------------------------------------------------------------------



                 SECURITIES AND EXCHANGE COMMISSION
                       WASHINGTON, D.C. 20549
                         __________________
                             FORM S-8
                     REGISTRATION STATEMENT
                               UNDER
                   THE SECURITIES ACT OF 1933
                        ___________________

                UNIROYAL TECHNOLOGY CORPORATION
       (Exact name of Registrant as specified in its charter)

   Delaware                                           65-0341868
(State or other jurisdiction                      (I.R.S. Employer
of Incorporation or organization)            Identification Number)

                          Suite 900
                   Two North Tamiami Trail
                   Sarasota, Florida 34236
                      (941) 366-5282
   (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

UNIROYAL TECHNOLOGY CORPORATION 1995 NON-QUALIFIED STOCK OPTION PLAN
                   (Full title of the plan)

                             OLIVER J. JANNEY, ESQ.
                  Vice President, Secretary and General Counsel
                         Uniroyal Technology Corporation
                                 Suite 900
                         Two North Tamiami Trail
                         Sarasota, Florida 34236
                  (Name and address of agent for service)
                            (941) 361-2212
    (Telephone number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE

Title of       Amount to be  Proposed     Proposed
Securities to  registered    Maximum      maximum aggre-     Amount of
be registered               offering price  te offering     registration
                               per unit*     price*             fee*
Uniroyal
Technology
Corporation
Common Stock
(par value     140,000 shares    $3.375     $472,500        $162.93
$.01 per share)

* Estimated solely for the purpose of determining the registration fee in accordance with Rule 457 under the Securities Act of 1933 based on the prices of the grants to the date hereof.

                         UNIROYAL TECHNOLOGY CORPORATION

                  UNIROYAL TECHNOLOGY CORPORATION 1995 STOCK OPTION PLAN

              Cross Reference Sheet Pursuant to Item 501(b) of Regulation S-K



Form S-8 Item Number and Heading             Prospectus Heading

Item 1.  Plan Information                   Cover Page: the Plan;

Item 2.  Registrant Information and           Registrant and
            Employee Plan Annual Information  Plan Information

PROSPECTUS

                         UNIROYAL TECHNOLOGY CORPORATION

                                          140,000 Shares of Common Stock
                                             Par Value $.01 Per Share

                           --------------------------


                             OFFERED PURSUANT TO THE
                         UNIROYAL TECHNOLOGY CORPORATION
                      1995 NON-QUALIFIED STOCK OPTION PLAN

                          --------------------------

         This  Prospectus  covers  shares of Common  Stock,  par value  $.01 per
share,  of  Uniroyal  Technology   Corporation,   a  Delaware  corporation  (the
"Company") issuable upon the exercise of stock options granted under the Uniroyal Technology Corporation 1995 Non-Qualified Stock Option Plan (the "Plan").

         The principal executive offices of the Company are located at Two North Tamiami Trail, Suite 900, Sarasota, Florida 34236, telephone number (941) 366-5282.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         No person has been authorized to give any information or to make any representations, other than those contained herein, in connection with the offer contained in this Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, the securities covered by this Prospectus by the Company in any State in which, or to any person to whom, it is unlawful for the Company to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale hereunder shall, under any circumstances, create an implication that there has been no change in the affairs of the Company since the date hereof or that the information contained or incorporated by reference herein is correct as of any time subsequent to its date. This Prospectus should be read and retained for future reference.


                                            --------------------------

                           The date of this  Prospectus  is  December 27, 1996.

                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). In accordance with the Exchange Act, the Company files reports and other information with the Securities and Exchange Commission (the "Commission"). Copies of reports, proxy statements and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following regional offices of the Commission: 500 West Madison, Suite 1400, Chicago, Illinois 60661; and 7 World Trade Center, 13th floor, New York, New York 10048. Copies of such material also can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. The common stock of the Company is listed on the National Association of Securities Dealers Automated Quotation System ("Nasdaq"), where reports, proxy statements and other information concerning the Company can also be inspected.

         The Company has filed with the Commission a Registration Statement under the Securities Act of 1933, as amended (the "Securities Act"), for the registration of the securities offered hereby. This Prospectus omits certain information set forth or incorporated by reference in the Registration Statement. The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, upon written or oral request of such person, a copy of any and all of the information that has been incorporated by reference in the Registration Statement (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that the Registration Statement incorporates). Any such requests should be directed to: Secretary, Uniroyal Technology Corporation, Suite 900, Two North Tamiami Trail, Sarasota, Florida 34236.

         The Company will furnish to each person participating in the Plan to whom this Prospectus is given a copy of the Company's Annual Report, which contains the balance sheets of the Company as of the preceding two fiscal years and the related statements of operations, changes in shareholders' equity and cash flows for each of the preceding three fiscal years. Any person who has previously received a copy of such Annual Report may receive another without charge upon written or oral request to the Secretary of the Company at the address of the Company set forth above. Upon written or oral request to the same location, the Company will deliver to any person participating in the Plan who does not otherwise receive such material copies of all reports, proxy statements and other communications distributed to shareholders generally. Additional information concerning the Plan may be provided in the future by means of appendices to this Prospectus.

                                TABLE OF CONTENTS

                                                                       Page

GENERAL INFORMATION..........................................................1

THE PLAN ....................................................................1
         Purpose of Plan.....................................................1
         Administration of the Plan..........................................1
         Shares Available under the Plan; Option Exercise Price..............2
         Eligibility.........................................................2
         Description of Options..............................................2
         Adjustment of Shares; Effect of Certain Transactions................3
         Termination, Suspension or Amendment of the Plan....................3
         Restrictions on Resale..............................................3

FEDERAL INCOME TAX CONSEQUENCES..............................................3

REGISTRANT AND PLAN INFORMATION..............................................5

PART II

         INFORMATION REQUIRED IN THE REGISTRATION STATEMENT..................6
         Item 3.  Incorporation of Documents by Reference....................6
         Item 4.  Description of Securities..................................6
         Item 5.  Interests of Named Experts and Counsel.....................6
         Item 6.  Indemnification of Directors and Officers..................6
         Item 7.  Exemption from Registration Claimed........................7
         Item 8.  Exhibits...................................................8
         Item 9.  Undertakings...............................................8

                               GENERAL INFORMATION

         The title of the plan is the Uniroyal Technology Corporation 1995 Non-Qualified Stock Option Plan (the "Plan"), and the name of the registrant whose securities are to be offered pursuant to the Plan is Uniroyal Technology Corporation (the "Company"). The Plan is not subject to the Employee Retirement Income Security Act of 1974, as amended, nor is it a qualified plan under
Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code").

         The Company established the Plan effective April 25, 1995, and the Plan was amended on November 2, 1995. The Plan was adopted by the stockholders of the Company on February 14, 1996, and was amended by the Board of Directors of the Company (the "Board") on December 11, 1996. The terms of the Plan are summarized below.

         This Prospectus covers the shares of common stock, par value $0.01 per share, of the Company ("Common Stock") that are issuable upon exercise of options issued pursuant to the Plan ("Options") and the shares of Common Stock that are issuable pursuant to the Plan ("Shares"). This Prospectus is not available for the resale of the Common Stock under the Plan by affiliates of the Company. An "affiliate," as defined by the Commission, is a person who directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company. Participants in the Plan who are affiliates of the Company may sell securities delivered under this Prospectus only pursuant to a registration statement and prospectus, or pursuant to an appropriate exemption from the registration requirements of the Securities Act. See "Restrictions on Resale."

                              THE PLAN

         The following is only a summary of the terms of the Plan and is qualified in its entirety by provisions of the Plan. The summary herein of the Plan does not purport to be complete, and reference is made to the Plan (a copy of which is filed as an exhibit to the Registration Statement and is incorporated herein by reference) for a full and complete statement of the terms and provisions thereof. Additional copies of the Plan are available upon request from the Secretary of the Company at the address set forth above under "Available Information." Each Plan participant should refer to the Plan and his or her particular option award agreement for information concerning the specific terms and conditions of securities issued pursuant to the Plan.

Purpose of Plan

         The Plan is intended as an incentive to retain as directors on the Board of Directors persons of training, experience and ability, to encourage the sense of proprietorship of such persons and to stimulate the active interest of such persons in the development and financial success of the Company.

Administration of the Plan

         The Plan is administered by the Board of Directors of the Company (the "Board").

         Subject to the Board's right to discontinue the Plan at any time, the Plan will remain in effect until all Options issued under the Plan have either been exercised or have expired.

Shares Available under the Plan; Option Exercise Price

         A total number of up to the number of Shares calculated by multiplying by the number of directors participating in the Plan by the number calculated pursuant to the formula set forth below in "Description of Options" shall be subject to the Plan; such number shall be recalculated at the beginning of each fiscal year of the Company and at the time of any changes in the independent directors participating in the Plan to include the number of shares added to the Plan in such fiscal year. The Shares subject to the Plan shall consist of unissued shares or previously issued shares reacquired and held by the Company, or any corporation or entity in which the Company directly or indirectly controls 50% or more of the total combined voting power of all classes of its stock having voting power (any such corporation or entity being hereinafter referred to as a "Subsidiary"), and such number of Shares shall be and hereby is reserved for sale for such purpose. Should any Option expire or be canceled prior to its exercise in full, the Shares theretofore subject to such Option may not again be subjected to an Option under the Plan. See "Description of Options".


Eligibility

         Options under the Plan may be granted only to directors of the Company.

Description of Options

         General. The Plan offers directors of the Company, as additional compensation, the opportunity to purchase up to 5,000 shares of Common Stock ("Shares") each year (10,000 in the first year of the Plan) at the closing price of the Common Stock on the Nasdaq National Market on the grant date. The Plan provides for the use of unissued shares or previously issued shares reacquired and held by the Company or any corporation or other entity in which the Company, directly or indirectly, controls 50% or more of the total combined voting power of all classes of its stock having voting power. Upon the later of the adoption of the Plan, or 30 days after initally becoming or being reelected as a director of the Company , each director will receive a grant of the options. Each option has an exercise price for related Shares that is equal to the fair market value of the Shares on the date that the Option is granted. The fair market value of the Shares is the last sale price for the Common Stock on the Nasdaq National Market for such date. Each Option granted under the Plan is for a term of three years from the date of granting of such Option. An Option may be exercised in whole or in part at any time beginning nine months after the date of grant. In the event of the death of an optionee during his or her term of service as a director of the Company, to the extent that the optionee was entitled to exercise an Option at the time of his or her death, the Option may be exercised during a one-year period following the date of death (but not later than the expiration of the term of the Option) by the optionee's estate or by a person who has acquired the right to exercise the Option by bequest or inheritance. No Option or any rights or interest therein may be assignable or transferable by an optionee except by will or the laws of descent and distribution.
The Board may authorize the grant of Options on terms that permit the optionee to transfer such Option to one or more members of the optionee's immediate family or to a trust for the benefit of one or more members of teh optionee's immediate family.

         Purchase for Investment. The Company has no obligation to register Shares covered by the Plan under the Securities Act.
The Company may require each person exercising an Option under the Plan to give a representation in writing that such person is Acquiring Shares for his or her own account for investment and not with a view to or for sale in connection with distribution of any portion thereof.


Adjustment of Shares; Effect of Certain Transactions

         The Plan provides the Board of Directors with discretion to make proportionate adjustments to reflect changes in capitalization affecting the Common Stock, such as a stock dividend, stock split, recapitalization, merger, consolidation, split-up, combination, exchange of shares, other form of reorganization or any other changes affecting the Common Stock.

Termination, Suspension or Amendment of the Plan

         The Board of Directors may, at any time or from time to time, terminate, suspend or amend the Plan, provided that no amendment shall be made without the approval of the stockholders of the Company that will (1) increase the total number of Shares reserved for Options under the Plan (other than an increase resulting from an adjustment to reflect a change in the capitalization of the Company), (2) modify the provisions of the Plan relating to eligibility, or (3) materially increase the benefits accruing to participants under the Plan. The rights and obligations under any Option granted before amendment of the Plan or any unexercised portion of such Option may not be adversely affected by termination, suspension or amendment of the Plan or the Option without the consent of the holder of such Option.

Restrictions on Resale

         Any person receiving Shares upon exercise of an Option who is an "affiliate" of the Company, as the term "affiliate" is used in Rules 144 and 405 under the Securities Act, generally may reoffer or resell such Shares only pursuant to a registration statement filed under the Securities Act (the Company having no obligation to file such a registration statement) or pursuant to Rule 144 under the Securities Act. Any person who may be an "affiliate" of the Company may wish to consult with counsel before transferring the outstanding Common Stock owned by such person. In addition, participants are advised to consult with counsel as to the applicability of Section 16 of the Exchange Act to their transactions under the Plan. Section 16 requires the filing by persons subject to its provisions of certain reports with the Commission regarding changes in beneficial ownership of the Company's equity securities, including options. Moreover, Section 16 can have the effect of requiring the profits on purchases and sales of the Company's equity securities occurring within a six-month period to be turned over to the Company.


                         FEDERAL INCOME TAX CONSEQUENCES

         The Plan is intended to provide for the grant of Nonstatutory Options under Section 83 of the Internal Revenue Code of 1986, as amended (the "Code") which are not incentive options under Section 422 of the Code. The following statements are intended to summarize the general principles of federal income tax law applicable to awards of Nonstatutory Options that may be granted under the Plan, based on existing provisions of the Code.

         The Treasury Regulations under present law provide in Section 1.83-7, with respect to the Nonstatutory Options which may be granted to participants under the Plan, that no gain or loss is recognized to the optionee at the time such an Option having no ascertainable fair market value is granted. Nonstatutory Options granted under the Plan would not be considered, under the Treasury Regulations, as having ascertainable fair market value. Upon exercise of a Nonstatutory Option, the difference between the fair market value on the date of exercise and the Option exercise price will be treated as compensation income to the optionee under Section 61 or Section 83 of the Code. On a subsequent sale or exchange of Shares acquired pursuant to the exercise of a Nonstatutory Option, the optionee may have taxable gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of such Shares. The tax basis will, in general, be the amount paid for the Shares plus the amount treated as compensation income at the time the Shares were acquired pursuant to the exercise of the Option. Provided that the Shares have been held for the requisite statutory holding period, such gain or loss would constitute long-term capital gain or loss.

         The optionee may choose to exercise a Nonstatutory Option in whole or in part by transferring shares of common stock of the Company in payment of part or all of the exercise price. Under Section 1036 of the Code, an exchange of common shares for common shares of the same corporation is a nontaxable exchange and, in general, under Section 1031(d) the basis of the shares exchanged is treated as the substituted tax basis for the shares received. However, if the principles of Revenue Ruling 80- 244, 1980-2 C.B. 234, are applied to an exchange of shares used to exercise a Nonstatutory Option, the shares tendered would be treated as exchanged for an equivalent number of option shares, which would take the tax basis of the tendered shares. If the principles of Revenue Ruling 80-244 remain applicable, no gain or loss will be recognized to the optionee with respect to the shares exchanged and the optionee will be treated as receiving an equivalent number of shares acquired pursuant to the exercise of the option in a nontaxable exchange under Section 1036 of the Code. The basis of the shares exchanged will be treated as the substituted tax basis for an equivalent number of option shares received. The fair market value of any shares received in excess of the number of shares exchanged, however, will be treated as compensation income under Section 61 or Section 83 of the Code. The basis of such additional shares will be the same as the amount included in the optionee's income as compensation.

         If the Company complies with the withholding requirements under Section 3402 of the Code, as provided by Section 1.83-6(a)(2) of the Treasury Regulations, the Company will be entitled to a federal income tax deduction under Section 162 of the Code in the same amount and at the same time as the optionee of the Nonstatutory Option is required to recognize compensation income.

Interpretation

         The foregoing statements are intended to summarize the general principles of current federal income tax law applicable to Options that may be granted under the Plan. It is emphasized that, while the Company believes that the foregoing statements are correct based on existing provisions of the Code and the interpretations thereof, no assurance can be given that legislative, administrative or judicial changes or interpretations will not occur which would modify such statements. Any participant in the Plan, should, therefore, consult his or her own tax advisor concerning the income tax consequences of the grant, exercise or surrender of such options and the disposition of any stock acquired pursuant to the exercise of such options, because individual financial situations may vary and state and local tax considerations may be significant.


                         REGISTRANT AND PLAN INFORMATION

         The documents incorporated by reference in Item 3 of Part II of the Registration Statement can be obtained without charge, upon written or oral request to the following: Secretary, Uniroyal Technology Corporation, Two North Tamiami Trail, Suite 900, Sarasota, Florida 34236; telephone (941)366-5282.

                                     PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

         The following documents filed by the Company with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

         (1) The Company's Annual Report on Form 10-K for the fiscal year ended September 29, 1996.

         (2) The description of the Company's common stock contained in Amendment No. 4 on Form 8 to the Company's Registration Statement on Form 10 dated October 1, 1992.

         (3) All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 subsequent to the date of this registration statement and prior to the termination of the offering of securities made by this registration statement.

     Any statement contained in a document incorporated, or deemed to be incorporated, by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained or incorporated by reference herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified shall not be deemed, except as so modified, to constitute a part of this registration statement.

Item 4.  Description of Securities

     Not applicable.

Item 5.  Interests of Named Experts and Counsel

     The opinion and consent of Oliver J. Janney, Esq., Vice President, General Counsel and Secretary of the Company, addressing certain legal matters is attached hereto as Exhibits 5.1 and 23.1. As of December 1, 1996, Mr. Janney owned certain securities of the Company.

Item 6.  Indemnification of Directors and Officers

     Each of Article Twelfth of the Company's Amended and Restated Certificate of Incorporation and Section 12 of the By-Laws of the Company provides for the indemnification of its officers and directors to the fullest extent permitted by the General Corporation Law of the State of Delaware ("Delaware Code"). Pursuant to Section 145 of the Delaware Code, a Delaware corporation generally has the power to indemnify its present and former directors and officers against expenses incurred by them in connection with any suit to which such directors and officers are, or are threatened to be made, a party by reason of their serving in such positions, so long as they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation for which they served in such positions, and, with respect to any criminal action, they had no reasonable cause to believe their conduct was unlawful. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such director or officer acted in good faith and in a manner such director or officer reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such director's or officer's conduct was unlawful. Indemnification is not available if such person is adjudged to be liable to the corporation for which he or she served in such positions, unless and only to the extent the court in which such action is brought determines that, despite the adjudication of liability, and in view of all the circumstances, the person is reasonably and fairly entitled to indemnification for such expenses as the court shall deem proper. Where a director or officer is successful on the merits or otherwise in the defense of any action referred to above or in defense of any claim, issue or matter therein, the corporation must indemnify such director or officer against the expenses (including attorneys' fees) which he or she actually and reasonably incurred in connection therewith. The Company has the power to purchase and maintain insurance for such persons. The statute also expressly provides that the power to indemnify authorized thereby is not exclusive of any rights granted under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise.

     The Company has in effect insurance policies in the amount of $15 million covering all of the Company's directors and officers in certain instances where by law they may not be indemnified by the Company.

     The above discussion of the Amended and Restated Certificate of Incorporation and By-Laws of the Company and of Section 145 of the Delaware Code is not intended to be exhaustive and is qualified in its entirety by such Amended and Restated Certificate of Incorporation and By-Laws and the Delaware Code.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the provisions described under this Item 6, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission (the "Commission") such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the Shares being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


Item 7.  Exemption from Registration Claimed

     Not applicable.

Item 8.  Exhibits

     The following Exhibits are filed herewith:

Exhibit Number                                Description

 4.1

*4.2 Amended and Restated Certificate of Incorporation of Uniroyal Technology Corporation

**4.3 By-Laws of Uniroyal Technology Corporation, as amended to November 14, 1996

 4.4             Information    relating    to    the Company's   long-term
                 debt is set forth in Note 8 to the financial statements
                 contained    in    the  Company's Annual Report on Form 10-K
                 with  respect  to  the  fiscal  year ended  September 29,
                 1996 (File  No. 0-20686),   which   information is
                 incorporated herein by reference.

 5.1 and 23.1    Opinion and Consent of General Counsel of Uniroyal
                 Technology Corporation.

**10.1 Uniroyal Technology Corporation 1995 Non-Qualified Stock Option Plan, as amended to December 11, 1996

23.2             Consent of Deloitte & Touche LLP


Item 9.  Undertakings

     (a) The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)   To include any prospectus required by Section
                    10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
----------------------

* Filed with the Registration Statement of the Company on Form S-1 dated March 29, 1993, and incorporated herein by reference.

** Filed with the Annual Report of the Company on Form 10-K dated December __, 1996, and incorporated herein by reference.

     Provided, however, that paragraphs (a)(1)(i) and (ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                                    SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on December 27, 1996.

                                 UNIROYAL TECHNOLOGY CORPORATION


                             By:      /S/ George J. Zulanas, Jr.
                                        George J. Zulanas, Jr.
                                     Vice President and Treasurer
                                   (Principal Financial Officer and
                                     Principal Accounting Officer)


                                   UNIROYAL TECHNOLOGY CORPORATION
                                           OPTION COMMITTEE


                                       By: /S/ Roland H. Meyer
                                      Roland H. Meyer, Chairman
                                   Uniroyal Technology Corporation
                                            Option Committee


Pursuant  to  the   requirements  of  the  Securities  Act,  this
registration statement has been signed by the following persons in the capacities and on the dates indicated.



/S/ Howard R. Curd            Director, Chairman        December 27, 1996
Howard R. Curd                of the Board and
                              Chief Executive Officer


/S/ George J. Zulanas, Jr.    Vice President,           December 27, 1996
George J. Zulanas, Jr.        Treasurer, and Chief
                              Financial Officer
                              (Principal Financial
                              Officer and Principal
                              Accounting Officer)

/S/ Peter C.B. Bynoe   Director             December 27, 1996
Peter C.B. Bynoe



/S/ Richard D. Kimbel  Director             December 27, 1996
Richard D. Kimbel



/S/ Curtis L. Mack     Director              December 27, 1996
Curtis L. Mack


/S/ Roland H. Meyer    Director              December 27, 1996
Roland H. Meyer


/S/ John A. Porter     Director              December 27, 1996
John A. Porter


/S/ Thomas J. Russell  Director              December 27, 1996
Thomas J. Russell


/S/ Robert L. Soran    Director,             December 27, 1996
Robert L. Soran        President and
                       Chief Operating
                       Officer